    As filed with the Securities and Exchange Commission on December 3, 1996

                                                    Registration No. 333-___

=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PLANNING SCIENCES INTERNATIONAL plc
             (Exact name of registrant as specified in its charter)

      England and Wales                                      None
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                        Tuition House, St. George's Road,
                           Wimbledon, London SW19 4EU
                               011-44-181-971-4000
                        (Address, including zip code, and
                        telephone number, including area
                      code, of principal executive offices)

         Planning Sciences International plc 1996 Equity Incentive Plan
        Planning Sciences International plc Employee Share Option Scheme
                            (Full title of the plans)

                         William J. Grant, Jr., Esquire
                            Willkie Farr & Gallagher
                               153 E. 53rd Street
                            New York, New York 10022
                                 (212) 821-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------- ---------------------- ------------------------- ------------------------ ---------------------


                                               Proposed maximum          Proposed maximum
T1t1e of securities     Amount to be           offering price per        aggregate offering       Amount of
to be registered        registered(1)          share (2)                 price(2)                 registration fee
----------------------- ---------------------- ------------------------- ------------------------ ---------------------
Ordinary Shares,
L0.15 par value per
share                   1,131,250              $14.125                   $15,978,906.25           $4,842.09

------------------------

      (1) This Registration Statement covers 221,250 shares authorized to be sold under the Planning Sciences Holdings Limited Employee Share Option Scheme and 910,000 shares authorized to be sold under the Planning Sciences International plc 1996 Equity Incentive Plan (collectively, the "Plans").

      (2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by Planning Sciences International plc, a public limited company incorporated under the laws of England and Wales (the "Company"), are incorporated herein by reference:

          (a) The Company's Prospectus filed in connection with its Registration Statement on Form F-1 (Registration No. 333-2250) on March 12, 1996, as amended by Amendment Nos. 1, 2, 3, 4 and 5 filed on April 2, 1996, April 17, 1996, April 24, 1996, April 26, 1996 and April 29, 1996,
         respectively, pursuant to the Securities Act (the "Form F-1"); and

          (b) The description of the ordinary shares of the Company, par value L0.15 per share (the "Ordinary Shares"), incorporated by reference into the Company's Registration Statement on Form 8-A (Registration No. 28300) filed on April 24, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and contained in the Form F-1.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   (a) Section 310 of the Companies Act 1985 (the "Act") gives limited companies the power to indemnify each of their present and former officers or directors under certain circumstances.

                   (b) Article 29 of the Registrant's Articles of Association incorporated herein by reference as Exhibit 4.2 to this Registration Statement provides as follows:

                  "Every director or other officer (other than an auditor) of the Company shall, to the extent permitted by the Act, be indemnified out of the assets of the Company against any liability incurred by him in the execution of, or in relation to, his duties. This indemnity shall not apply to any liability to the extent that it is recovered from any other person and the indemnity is subject to such officer or auditor taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced. Subject to the Act, no director or other officer (other than an auditor) shall be liable for any loss, damage or misfortune which may happen to, or be incurred by, the Company in the execution of, or in relation to, his duties. This Article does not require the Company to purchase and maintain for any such officer insurance against any such liability, but does not restrict the Company from doing so."

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Inapplicable

Item 8.  EXHIBITS

Exhibit No.

         4.1 Memorandum of Association of the Company (incorporated by reference to the Form F-1, Exhibit 3.1).

         4.2 Articles of Association of the Company (incorporated by reference to the Form F-1, Exhibit 3.2).

         5 Opinion of Allison & Humphreys as to the validity of the shares to be issued.

         23.1     Consent of Ernst & Young, Chartered Accountants.

         23.2     Consent of Clark Whitehill, Chartered Accountants.

         23.3     Consent of Allison & Humphreys (contained in Exhibit 5).

         24 Powers of Attorney (reference is made to the signature page herein).

Item 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of December, 1996.

                                     PLANNING SCIENCES INTERNATIONAL plc



                                     By:/s/ Paul R. Rolph
                                            Paul R. Rolph
                                            Chief Executive Officer

         Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints William J. Grant, Jr. as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Title                                     Date
     ---------                      -----                                     ----
/s/ Paul R. Rolph        Chief Executive Officer and Director (Principal     December 2, 1996
Paul R. Rolph            Executive Officer)

/s/ Anthony K. Fox       Chief Financial Officer and Director (Principal     December 2, 1996
Anthony K. Fox           Financial and Accounting Officer)

/s/ Charles Palmer       Authorized U.S. Representative                      December 2, 1996
Charles Palmer

__________________       Director
R. Alan Wallman

/s/ James R. H. Buchanan Director                                            December 2, 1996
James R. H. Buchanan


                                INDEX TO EXHIBITS

Exhibit No.             Description of Exhibit
-----------             ----------------------

    5 Opinion of Allison & Humphreys as to the validity of the shares to be issued.

    23.1       Consent of Ernst & Young, Chartered Accountants.

    23.2       Consent of Clark Whitehill, Chartered Accountants.

    23.3       Consent of Allison & Humphreys (contained in Exhibit 5).

    24 Powers of Attorney (reference is made to the signature page herein).




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